Exhibit 32.2

AFFINITY GROUP HOLDING, INC.

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

I, Thomas F. Wolfe, Senior Vice President and Chief Financial Officer of Affinity Group Holding, Inc., a Delaware corporation (the “Company”), hereby certify as follows:

1.	This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Periodic Report”);

2.	The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.

The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date:  March 20, 2007

/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President and
Chief Financial Officer